UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)    August 31, 2009

NORTEL NETWORKS LIMITED

(Exact name of registrant as specified in its charter)

CANADA	000-30758	62-12-62580
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

195 THE WEST MALL, TORONTO, ONTARIO, CANADA	M9C 5K1
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 905-863-7000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On August 31, 2009, Nortel Networks Inc., a Delaware corporation and a direct subsidiary of the Registrant, and several other direct and indirect U.S. subsidiaries and certain affiliates of the Registrant (collectively the “U.S. Debtors”), filed their unaudited condensed combined debtors-in-possession financial statements included in the Monthly Operating Report for the period from July 1, 2009 to August 1, 2009 with the United States Bankruptcy Court for the District of Delaware (“U.S. Bankruptcy Court”) (In re Nortel Networks Inc., et al, Chapter 11, Case No.09-10138). A copy of the Monthly Operating Report is attached as Exhibit 99.1 to this report and is incorporated herein by reference into this Item 8.01.

The Monthly Operating Report is limited in scope, covers a limited time period, and has been prepared solely for the purpose of the U.S. Debtors’ compliance with the monthly reporting requirements of the U.S. Bankruptcy Court. The financial information in the Monthly Operating Report is unaudited, was not audited or reviewed by independent accountants, and has not been subject to all procedures that would typically be applied to financial information presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”), and therefore may exclude items required by GAAP, such as certain reclassifications, eliminations, accruals, and disclosure items. The Registrant cautions readers not to place undue reliance upon the Monthly Operating Report. There can be no assurance that such information is complete. The Monthly Operating Report may be subject to future adjustment and reconciliation. The Monthly Operating Report is in a format required by the U.S. Bankruptcy Code and should not be used for investment purposes. The information in the Monthly Operating Report should not be viewed as indicative of future results.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

99.1	Monthly Operating Report for the period July 1, 2009 through August 1, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTEL NETWORKS LIMITED

By:	/s/ ANNA VENTRESCA
Anna Ventresca General Counsel-Corporate and Corporate Secretary

By:	/s/ GRACE K. MCDONALD
Grace K. McDonald Assistant Secretary

Dated: September 1, 2009

EXHIBIT INDEX

Exhibit No.	Description
99.1	Monthly Operating Report for the period July 1, 2009 through August 1, 2009

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